Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of June 1998
                      Distribution Date of July 15, 1998
                           Servicer Certificate #26

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $183,840,293.25
Beginning Pool Factor                                           0.3997016

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,724,670.20
     Interest Collected                                     $1,456,017.89

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $340,779.26
Total Additional Deposits                                     $340,779.26

Repos / Chargeoffs                                            $502,205.30
Aggregate Number of Notes Charged Off                                  77

Total Available Funds                                      $11,026,223.33

Ending Pool Balance                                       $174,108,661.77
Ending Pool Factor                                              0.3785433

Servicing Fee                                                 $153,200.24

Repayment of Servicer Advances                                $495,244.02

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,863,378.81
     Target Percentage                                               5.00%
     Target Balance                                         $8,705,433.09
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($204,557.55)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.405%
Current Weighted Average Remaining Term (months):                   28.06

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $1,346,986.06      953
                                31 - 60 days            $327,828.63      256
                                60+  days               $150,646.80       70

     Total:                                           $1,825,461.49      975

     Balances:                  60+  days             $1,561,396.10       70

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $37,506.20
+    Excess Serv.                                       $167,051.35
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,863,378.81

Exhibit 20.4
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of June 1998

                                                                                         NOTES
                                                                    (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $183,840,293.25
Ending Pool Balance                            $174,108,661.77

Collected Principal                              $9,229,426.18
Collected Interest                               $1,456,017.89
Charge - Offs                                      $502,205.30
Liquidation Proceeds / Recoveries                  $340,779.26
Servicing                                          $153,200.24
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $10,873,023.09

Beginning Balance                              $183,840,293.25              $0.00    $171,690,651.84    $12,149,641.41

Interest Due                                       $974,340.26              $0.00        $908,529.70        $65,810.56
Interest Paid                                      $974,340.26              $0.00        $908,529.70        $65,810.56
Principal Due                                    $9,731,631.48              $0.00      $9,293,708.06       $437,923.42
Principal Paid                                   $9,731,631.48              $0.00      $9,293,708.06       $437,923.42

Ending Balance                                 $174,108,661.77              $0.00    $162,396,943.78    $11,711,717.99
Note / Certificate Pool Factor                                             0.0000             0.4677            0.5658
   (Ending Balance / Original Pool Amount)
Total Distributions                             $10,705,971.74              $0.00     $10,202,237.76       $503,733.98

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $167,051.35
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,863,378.81
(Release) / Draw                                  ($204,557.55)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.4
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of June 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                4                 3               2                1
                               Jan-98           Feb-98           Mar-98           Apr-98           May-98           Jun-98
Beginning Pool Balance    $232,737,029.86  $222,045,543.52  $210,823,570.58  $201,965,001.20  $192,662,147.75  $183,840,293.25

A)   Loss Trigger:
Principal of Contracts
  Charged Off                 $454,573.67      $345,256.84      $242,578.83      $134,699.72      $467,682.14      $502,205.30
Recoveries                    $254,536.38      $437,872.30      $501,962.37      $604,119.92      $385,285.54      $340,779.26

Loss Trigger - Reserve Account Balance                                     Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)           $722,535.39                   Total Charged off (Months 1 - 6)    $2,146,996.50
  Total Recoveries (Months 3, 2, 1)          $1,330,184.72                   Total Recoveries (Months 1 - 6)     $2,524,555.77
  Net Loss / (Recoveries) for 3 Mos           ($607,649.33)(a)               Net Loss/(Recoveries) for 6 Mos.     ($377,559.27)(c)

  Total Balance (Months 5, 4, 3)           $634,834,115.30 (b)               Total Balance (Months 1 - 6)    $1,244,073,586.16(d)

  Loss Ratio Annualized  [(a/b) * (12)]            -1.1486%                  Loss Ratio Annualized [(c/d) (12)]        -0.3642%

  Trigger:  Is Ratio > 1.5%                             No                   Trigger:  Is Ratio > 6.0%                      No

                                                                                  Apr-98           May-98           Jun-98
B)   Delinquency Trigger:                                                      $1,809,432.56    $1,908,134.36    $1,561,396.10
     Balance delinquency 60+ days                                                   0.89591%         0.99040%         0.84932%
     As % of Beginning Pool Balance                                                 0.89472%         0.96162%         0.91188%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                           No

Navistar Financial Corporation

by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer